UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 __________________________________________________
FORM 8-K
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CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 5, 2020
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VICI Properties Inc.
(Exact Name of Registrant as Specified in its Charter)
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Maryland	001-38372	81-4177147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
535 Madison Avenue, 20th Floor
New York, New York 10022
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 949-4631

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	VICI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On February 5, 2020, VICI Properties L.P. (the “Operating Partnership”) and VICI Note Co. Inc. (the “Co-Issuer” and, together with the Operating Partnership, the “Issuers”), wholly owned subsidiaries of VICI Properties Inc. (the “Company”), issued (i) $750 million in aggregate principal amount of 3.500% Senior Notes due 2025 (the “2025 Notes”) under an indenture dated as of February 5, 2020 (the “2025 Notes Indenture”), among the Issuers, the Subsidiary Guarantors party thereto and UMB Bank, National Association, as trustee (the “Trustee”), (ii) $750 million in aggregate principal amount of 3.750% Senior Notes due 2027 (the “2027 Notes”) under an indenture dated as of February 5, 2020 (the “2027 Notes Indenture”), among the Issuers, the Subsidiary Guarantors party thereto and the Trustee, and (iii) $1,000 million in aggregate principal amount of 4.125% Senior Notes due 2030 (the “2030 Notes” and, together with the 2025 Notes and the 2027 Notes, the “Notes”) under an indenture dated as of February 5, 2020 (the “2030 Notes Indenture” and, together with the 2025 Notes Indenture and the 2027 Notes Indenture, the “Indentures”), among the Issuers, the Subsidiary Guarantors party thereto and the Trustee.
The Notes were sold in the United States only to accredited investors pursuant to an exemption from the Securities Act of 1933, as amended (the “Securities Act”), and subsequently resold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons in accordance with Regulation S under the Securities Act.
The Issuers intend to use $2.0 billion of the net proceeds of the offering, consisting of all of the proceeds of the 2027 Notes and the 2030 Notes and a portion of the proceeds of the 2025 Notes, to consummate the Company’s series of previously announced transactions (the “Eldorado Transaction”) with Eldorado Resorts, Inc. (“ERI”) pursuant to the Master Transaction Agreement, dated June 24, 2019, by and between the Operating Partnership and ERI (the “MTA”), with such net proceeds placed in escrow pending the consummation of the Eldorado Transaction. The Issuers intend to use the remaining proceeds of the 2025 Notes to redeem in full the outstanding Second-Priority Senior Secured Notes due 2023 issued by VICI Properties 1 LLC and VICI FC Inc., subsidiaries of the Company, on October 6, 2017 (the “PropCo Notes”), of which approximately $498.5 million is outstanding. The Issuers expect to redeem the PropCo Notes on February 20, 2020 at the redemption price (including applicable premium) determined pursuant to the terms of the PropCo Notes, plus accrued interest to the redemption date. The PropCo Notes bear interest at 8.0% per annum and mature on October 15, 2023.
The 2027 Notes, the 2030 Notes and the portion of the 2025 Notes in excess of the amount applied to redeem the PropCo Notes are subject to a special mandatory redemption (the “Special Mandatory Redemption Notes”), in accordance with the terms of the applicable Indentures, at a redemption price equal to 100% of the aggregate principal amount of the Special Mandatory Redemption Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of the special mandatory redemption, if (i) the transactions pursuant to the MTA (other than the Company’s pending acquisitions from ERI of the land and real estate assets associated with Harrah’s New Orleans, Harrah’s Laughlin and Harrah’s Atlantic City (the “MTA Properties Acquisitions”)) (such transactions, other than the MTA Properties Acquisitions, the “Specified MTA Transactions”) are not consummated on or before the End Date (as defined in accordance with the provisions of the MTA, which End Date, as of the date hereof, is June 24, 2020 (as such date may be extended in accordance with the MTA, the “MTA Transaction Deadline”)), (ii) the Company determines that the Specified MTA Transactions will not be consummated on or before the MTA Transaction Deadline and gives written notice to the effect thereof to the applicable Trustee or (iii) the MTA is terminated in accordance with its terms or by agreement of the parties thereto. To the extent the Specified MTA Transactions close, but any of the MTA Properties Acquisitions does not, any net proceeds that the Issuers placed in escrow pending the consummation of such MTA Properties Acquisition would be available to finance future acquisitions, repay indebtedness or for general corporate purposes.
The 2025 Notes will mature on February 15, 2025, the 2027 Notes will mature on February 15, 2027 and the 2030 Notes will mature on August 15, 2030. Interest on the 2025 Notes will accrue at a rate of 3.500% per annum, interest on the 2027 Notes will accrue at a rate of 3.750% per annum and interest on the 2030 Notes will accrue at a rate of 4.125% per annum. Interest on the Notes will be payable semi-annually in cash in arrears on February 15 and August 15 of each year, commencing on August 15, 2020.
The Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by each existing and future direct and indirect wholly owned material domestic subsidiary of the Operating Partnership that incurs or guarantees certain bank indebtedness or any other material capital market indebtedness, other than certain excluded subsidiaries and the Co-Issuer.
The Issuers may redeem the 2025 Notes at any time prior to February 15, 2022, in whole or in part, at a redemption price equal to 100% of the accrued principal amount thereof plus unpaid interest, if any, to the redemption date plus a make-whole premium. The Issuers may redeem the 2025 Notes, in whole or in part, at any time on or after February 15, 2022, at a redemption price of (i) 101.750% of the principal amount should such redemption occur before February 15, 2023, (ii) 100.875% of the principal amount should such redemption occur before February 15, 2024 and (iii) 100% of the principal amount should such redemption occur on or after February 15, 2024, in each case plus accrued and unpaid interest, if any, to, but excluding, the redemption date.
The Issuers may redeem the 2027 Notes at any time prior to February 15, 2023, in whole or in part, at a redemption price equal to 100% of the accrued principal amount thereof plus unpaid interest, if any, to the redemption date plus a make-whole premium. The Issuers may redeem the 2027 Notes, in whole or in part, at any time on or after February 15, 2023, at a redemption price of (i) 101.875% of the principal amount should such redemption occur before February 15, 2024, (ii) 100.938% of the principal amount should such redemption occur before February 15, 2025 and (iii) 100% of the principal amount should such redemption occur on or after February 15, 2025, in each case plus accrued and unpaid interest, if any, to, but excluding, the redemption date.
The Issuers may redeem the 2030 Notes at any time prior to February 15, 2025, in whole or in part, at a redemption price equal to 100% of the accrued principal amount thereof plus unpaid interest, if any, to the redemption date plus a make-whole premium. The Issuers may redeem the 2030 Notes, in whole or in part, at any time on or after February 15, 2025, at a redemption price of (i) 102.063% of the principal amount should such redemption occur before February 15, 2026, (ii) 101.375% of the principal amount should such redemption occur before February 15, 2027, (iii) 100.688% of the principal amount should such redemption occur before February 15, 2028 and (iv) 100% of the principal amount should such redemption occur on or after February 15, 2028, in each case plus accrued and unpaid interest, if any, to, but excluding, the redemption date.
In addition, before February 15, 2022, the Issuers may redeem up to 40% of the 2025 Notes with the net cash proceeds from certain equity offerings at a redemption price of 103.500% of the principal amount redeemed. Before February 15, 2023, the Issuers may redeem up to 40% of each of the 2027 Notes and the 2030 Notes, as applicable, with the net cash proceeds from certain equity offerings (i) at a redemption price of 103.750% of the principal amount redeemed in the case of the 2027 Notes and (ii) at a redemption price of 104.125% of the principal amount redeemed in the case of the 2030 Notes. However, the Issuers may only make such redemptions if at least 60% of the aggregate principal amount of the series of Notes issued under the applicable Indenture remains outstanding after the occurrence of such redemption.
The Notes will be subject to redemption requirements imposed by gaming laws and regulations, described in section 3.09 of the Indentures.
The Indentures contain customary covenants that will limit the Issuers’ ability and, in certain instances, the ability of the Issuers’ subsidiaries, to borrow money, create liens on assets, make distributions and pay dividends on or redeem or repurchase stock, make certain types of investments, sell stock in certain subsidiaries, enter into agreements that restrict dividends or other payments from subsidiaries, enter into transactions with affiliates, issue guarantees of debt, and sell assets or merge with other companies. These limitations are subject to a number of important exceptions and qualifications set forth in the Indentures.
Events of default under the Indentures include, among others, the following with respect to the Notes: default for 30 days in the payment when due of interest on the Notes; default in payment when due of the principal of, or premium, if any, on the Notes; failure to comply with certain covenants in the Indenture for 60 days upon the receipt of notice from the trustee or holders of 25% in aggregate principal amount of the Notes of such series; acceleration or payment default of debt of the Issuers or a significant subsidiary thereof in excess of a specified amount that remains uncured for 30 days; certain events of bankruptcy or insolvency; and certain significant master leases terminating or ceasing to be effective in certain circumstances. In the case of an event of default arising from certain events of bankruptcy or insolvency with respect to the Issuers, all Notes then outstanding will become due and payable immediately without further action or notice. If any other event of default occurs with respect to the Notes, the trustee or holders of 25% in aggregate principal amount of a series of Notes may declare all such Notes to be due and payable immediately.
The description set forth above is qualified in its entirety by the full text of the Indentures filed herewith as Exhibits 4.1, 4.2 and 4.3.  This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Notes.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 with respect to the Indentures is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
4.1	3.500% Senior Notes Indenture, dated as of February 5, 2020, among VICI Properties L.P., VICI Note Co. Inc., the subsidiary guarantors party thereto and UMB Bank, National Association, as trustee.

4.2	3.750% Senior Notes Indenture, dated as of February 5, 2020, among VICI Properties L.P., VICI Note Co. Inc., the subsidiary guarantors party thereto and UMB Bank, National Association, as trustee.

4.3	4.125% Senior Notes Indenture, dated as of February 5, 2020, among VICI Properties L.P., VICI Note Co. Inc., the subsidiary guarantors party thereto and UMB Bank, National Association, as trustee.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICI PROPERTIES INC.
Date: February 5, 2020	By:	/s/ SAMANTHA S. GALLAGHER
Samantha S. Gallagher
Executive Vice President, General Counsel and Secretary